                                                                 EXHIBIT (d)(i)


                         INVESTMENT MANAGEMENT AGREEMENT

         This Agreement is made by and between Hartford Investment Financial Services, LLC, a Delaware limited liability company ("HIFSCO") and Fortis Series Fund, Inc., a Maryland corporation (the "Company"), whereby HIFSCO will act as investment manager to each series of the Company listed on Attachment A (each a "Portfolio" and together the "Portfolios") and any future series as agreed to between HIFSCO and the Company.

         WHEREAS, the Company and HIFSCO wish to enter into an agreement setting forth the services to be performed by HIFSCO for each Portfolio of the Company and the terms and conditions under which such services will be performed.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree as follows:

1. GENERAL PROVISION.

         The Company hereby employs HIFSCO and HIFSCO hereby undertakes to act as the investment manager of the Company and to each Portfolio and to perform for the Company such other duties and functions as are hereinafter set forth and such other duties as may be necessary or appropriate in connection with its services as investment manager. HIFSCO shall, in all matters, give to the Company and its Board of Directors the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Company to conform to (i) the provisions of the Investment Company Act of 1940 (the "Investment Company Act") and any rules or regulations thereunder, (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Articles of Amendment of Incorporation and By-Laws of the Company as amended from time to time; (iv) policies and determinations of the Board of Directors of the Company; (v) the fundamental policies and investment restrictions of the Company and Portfolios as reflected in the Company's registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Company's shareholders, and (vi) the Prospectus and Statement of Additional Information of the Company in effect from time to time. The appropriate officers and employees of HIFSCO shall be available upon reasonable notice for consultation with any of the Directors and officers of the Company with respect to any matters dealing with the business and affairs of the Company including the valuation of any of each Portfolios' securities which are either not registered for public sale or not being traded on any securities market.

2. INVESTMENT MANAGEMENT SERVICES.

         (a) HIFSCO shall, subject to the direction and control by the Company's Board of Directors, (i) regularly provide investment advice and recommendations to each Portfolio with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise



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

                  continuously the investment program of each Portfolio and the composition of its portfolio securities and determine what securities shall be purchased or sold by each Portfolio; and
                  (iii) arrange, subject to the provisions of paragraph 5 hereof, for the purchase of securities and other investments for each Portfolio and the sale of securities and other investments held in each Portfolio.

         (b) HIFSCO shall provide such economic and statistical data relating to each Portfolio and such information concerning important economic, political and other developments as HIFSCO shall deem appropriate or as shall be requested by the Company's Board of Directors.

3. ADMINISTRATIVE SERVICES.

         In addition to the performance of investment advisory services HIFSCO shall perform the following services in connection with the management of the Company:

         (a) assist in the supervision of all aspects of the Company's operation, including the coordination of all matters relating to the functions of the custodian, transfer agent or other shareholder servicing agents (if any), accountants, attorneys and other parties performing services or operational functions for the Company;

         (b) provide the Company with the services of persons, who may be HIFSCO's officers or employees, competent to serve as officers of the Company and to perform such administrative and clerical functions as are necessary in order to provide effective administration for the Company, including the preparation and maintenance of required reports, books and records of the Company; and

         (c) provide the Company with adequate office space and related services necessary for its operations as contemplated in this Agreement.

4. SUB-ADVISERS AND SUB-CONTRACTORS.

         HIFSCO, upon approval of the Board of Directors and shareholders where appropriate, may engage one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act of 1940, to act as sub-advisers to provide, with respect to existing and future Portfolios of the Company, some or all of the services set forth in Sections 2 and 5 of this Agreement. In addition, HIFSCO may subcontract for any of the administrative services listed in Section 3.

5. BROKERAGE TRANSACTIONS.

         When placing orders for the purchase or sale of a Portfolio's securities, HIFSCO or any subadviser approved in accordance with
         Section 4 of this Agreement, shall




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

         use its best efforts to obtain the best net security price available for a Portfolio. Subject to and in accordance with any directions which the Board of Directors may issue from time to time, HIFSCO or the subadviser, if applicable, may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if HIFSCO or the subadviser, if applicable, determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or HIFSCO's or the subadviser's overall responsibilities with respect to a Portfolio and other advisory clients. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. HIFSCO or the subadviser will promptly communicate to the Board of Directors such information relating to portfolio transactions as the Board may reasonably request.

6. EXPENSES.

         Expenses to be paid by the Company, include, but are not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) premium for fidelity and other insurance coverage requisite to the Company's operations; (iv) the fees and expenses of its non-interested directors;
         (v) legal, audit and fund accounting expenses; (vi) custodian fees and expenses; (vii) expenses incident to the redemption of its shares;
         (viii) fees and expenses related to the registration under federal and state securities laws of shares of the Company for public sale; (ix) expenses of printing and mailing prospectuses, reports, notices and proxy material to shareholders of the Company; (x) all other expenses incidental to holding meetings of the Company's shareholders; and (xi) such extraordinary non-recurring expenses as may arise, including litigation affecting the Company and any obligation which the Company may have to indemnify its officers and Directors with respect thereto. Any officer or employee of HIFSCO or of any entity controlling, controlled by or under common control with HIFSCO, who may also serve as officers, directors or employees of the Company shall not receive any compensation from the Company for their services.

7. COMPENSATION OF HIFSCO.

         As compensation for the services rendered by HIFSCO, each Portfolio shall pay to HIFSCO as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Portfolio:

         Money Fund
         Net Asset Value                                Annual Rate
         ---------------                                -----------
         First $500,000,000                                0.60%
         Next $500,000,000                                 0.55%



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


         Fortis National Portfolio
         Net Asset Value                                Annual Rate
         ---------------                                -----------
         First $50,000,000                                 0.80%
         Next $50,000,000                                  0.70%

         Fortis Minnesota Portfolio
         Net Asset Value                                Annual Rate
         ---------------                                -----------
         First $50,000,000                                 0.72%
         Next $50,000,000                                  0.70%

         Fortis U.S. Government Securities Fund,
         Fortis Strategic Income Fund,
         Fortis High Yield Portfolio
         Net Asset Value                                Annual Rate
         ---------------                                -----------
         First $50,000,000                                 0.80%
         Next $50,000,000                                  0.70%

         Fortis Asset Allocation Portfolio,
         Fortis Value Fund, Growth & Income Fund,
         Fortis Capital Fund, Growth Fund,
         Fortis Capital Appreciation Portfolio
         Net Asset Value                                Annual Rate
         ---------------                                -----------
         First $100,000,000                                1.00%
         Next $150,000,000                                 0.80%
         Over $250,000,000                                 0.70%

         Fortis Global Growth Portfolio,
         Fortis International Equity Portfolio
         Net Asset Value                                Annual Rate
         ---------------                                -----------
         First $500,000,000                                1.00%
         Next $500,000,000                                 0.90%


         HIFSCO, or an affiliate of HIFSCO, may agree to subsidize any of the Portfolios to any level that HIFSCO, or any such affiliate, may specify. Any such undertaking may be modified or discontinued at any time.

         If it is necessary to calculate the fee for a period of time which is less than a month, then the fee shall be (i) calculated at the annual rates provided above but prorated for the number of days elapsed in the month in question as a percentage of the total number of days in such month, (ii) based upon the average of the Portfolio's daily net asset value for the period in question, and (iii) paid within a reasonable time after the close of such period.

8. LIABILITY OF HIFSCO.

         HIFSCO shall not be liable for any loss or losses sustained by reason of any investment including the purchase, holding or sale of any security, or with respect to the administration of the Company, as long as HIFSCO shall have acted in good faith and with due care; provided, however, that no provision in this Agreement shall be deemed to protect HIFSCO against any liability to the Company or its shareholders by reason of its willful misfeasance, bad faith or gross negligence (or, alternatively, in respect of any Portfolio for which the sub-adviser at the time of such loss is The Hartford Investment Management Company, its negligence) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

9. DURATION OF AGREEMENT.


         (a) This Agreement shall be effective on November 30, 2001 and shall continue in effect through November 29, 2003. This Agreement, unless sooner terminated in accordance with 9(b) below, shall continue in effect from year to year thereafter provided that its continuance is specifically approved at least annually (1) by a vote of a majority of the members of the Board of Directors of the Company or by a vote of a majority of the outstanding voting securities of each Portfolio, and (2) in either event, by the vote of a majority of the members of the Company's Board of Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on this Agreement.


         (b) This Agreement (1) may be terminated at any time without the payment of any penalty either by a vote of a majority of the members of the Board of Directors of the Company or by a vote of a majority of the Portfolio's outstanding voting securities, on sixty days' prior written notice to HIFSCO; (2) shall immediately terminate in the event of its assignment and
                  (3) may be terminated by HIFSCO on sixty days' prior written notice to the Portfolio, but such termination will not be effective until the Portfolio shall have contracted with one or more persons to serve as a successor investment adviser for the Portfolio and such person(s) shall have assumed such position.

         (c) As used in this Agreement, the terms "assignment", "interested person" and "vote of majority of the Company's outstanding voting securities" shall have the meanings set forth for such terms in the 1940 Act, as amended.

         (d) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party to this Agreement to whom such notice is to be given at such party's current address.

10. OTHER ACTIVITIES.

         Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of HIFSCO to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of HIFSCO to engage in any other business or to render services of any kind to any other corporation, firm individual or association.

11. ADDITIONAL SERIES.

         The amendment of this Agreement for the sole purpose of adding one or more Portfolios shall not be deemed an amendment affecting an already existing Portfolio and requiring the approval of shareholders of that Portfolio.

12. INVALID PROVISIONS.

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13. GOVERNING LAW.

         To the extent that federal securities laws do not apply, this Agreement and all performance hereunder shall be governed by the laws of the State of Connecticut which apply to contracts made and to be performed in the State of Connecticut.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the 30th day of November, 2001.



                                               HARTFORD INVESTMENT FINANCIAL
                                               SERVICES, LLC

                                               /s/ David M. Znamierowski
                                               --------------------------------
                                               By: David M. Znamierowski
                                               Title: Senior Vice President


                                               FORTIS SERIES FUND, INC.,
                                               on behalf of its series listed on
                                               Attachment A

                                               /s/ David M. Znamierowski
                                               --------------------------------
                                               By: David M. Znamierowski
                                               Title: President

                                  ATTACHMENT A

                            FORTIS SERIES FUND, INC.

The following series of Fortis Series Fund, Inc. are made a part of this
Agreement:

Fortis Money Fund
Fortis Tax-Free National Portfolio
Fortis Tax-Free Minnesota Portfolio
Fortis U.S. Government Securities Fund
Fortis Strategic Income Fund
Fortis High Yield Portfolio
Fortis Asset Allocation Portfolio
Fortis Value Fund
Fortis Growth & Income Fund
Fortis Capital Fund
Fortis Growth Fund
Fortis Capital Appreciation Portfolio
Fortis Global Growth Portfolio
Fortis International Equity Portfolio

Dated:  November 30, 2001



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